UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2020 (October 6, 2020)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment corrects certain typographical errors as well as errors in the calculation of certain Life Sciences Business Adjustments appearing in the unaudited pro forma condensed consolidated balance sheet of NN, Inc. (“NN”) as of June 30, 2020 and the unaudited pro forma condensed consolidated statements of operations of NN for the years ended December 31, 2017, December 31, 2018 and December 31, 2019 and the six months ended June 30, 2020, which were filed as Exhibit 99.2 to the Form 8-K filed with the Securities and Exchange Commission on October 8, 2020.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)    Pro Forma Financial Information

NN’s unaudited pro forma condensed consolidated balance sheet as of June 30, 2020, and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2017, December 31, 2018 and December 31, 2019 and the six months ended June 30, 2020, and the notes related thereto, which have been updated to correct the errors noted above, are filed as Exhibit 99.1 and are hereby incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of NN, Inc. as of June 30, 2020, and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2017, December 31, 2018 and December 31, 2019 and the six months ended June 30, 2020, and the notes related thereto (Updated)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel